EXHIBIT 99.1


FOR IMMEDIATE RELEASE         Contact:    William C. McCartney
---------------------                     Chief Financial Officer

                                          Telephone:  (978) 688-1811
                                          Fax:        (978) 688-2976


                 WATTS INDUSTRIES REPORTS FIRST QUARTER RESULTS

      North Andover, MA...May 6, 2003. Watts Industries, Inc. (NYSE Symbol "WTS") today announced earnings for the quarter ended March 31, 2003. For the three months ended March 31, 2003, sales were $165,692,000, an increase of $22,372,000, or 16% from the comparable period last year. Net income for the three months ended March 31, 2003, was $6,610,000 or $0.24 per share, which includes a net loss from discontinued operations of $2,326,000, or $0.09 per share, compared to net income of $8,056,000, or $0.30 per share, for the quarter ended March 31, 2002. Income from continuing operations for the quarter ended March 31, 2003, was $8,936,000 or $.33 per share, which includes $277,000 of after-tax costs, or $.01 per share, incurred for the previously announced manufacturing restructuring plan. Income from continuing operations for the three months ended March 31, 2002, was $8,056,000, or $.30 per share, which includes $555,000 of after-tax costs, or $.02 per share, incurred for the manufacturing restructuring plan. Excluding the manufacturing restructuring costs in both periods, income from continuing operations increased 7% to $9,213,000 for the three months ended March 31, 2003, compared to $8,611,000 for the three months ended March 31, 2002. Excluding the manufacturing restructuring plan expenses, earnings per share from continuing operations for the quarter ended March 31, 2003, exceeded consensus earnings estimates by $.01 per share. Please refer to the financial information included at the end of this press release for a reconciliation of adjusted income from continuing operations to net income.

      Patrick S. O'Keefe, Chief Executive Officer, commented, "We are pleased with a strong showing for the quarterly results, despite some weakness experienced in our core North American wholesale market. We continue to show gains in our sales into the North American home improvement retail market with an internal growth rate of 18% for the quarter over the first quarter of 2002. Sales into the North American retail market were $33,892,000 for the quarter ended March 31, 2003. We are pleased that we achieved sales growth in all of our brands into the North American retail markets during our first quarter. Our sales into the North American wholesale market declined 3% compared to the quarter ended March 31, 2002, primarily due to the weak commercial construction market. However due to our strong showing on the retail side, our overall sales in the North American market had an internal growth rate of 3% for the quarter over the comparable period in 2002."

      Mr. O'Keefe continued, "We derived 29% of our total revenue for the quarter ended March 31, 2003, from Europe compared to 22% in the quarter ended March 31, 2002. Sales in Europe, in local currency, for the three months ended March 31, 2003, increased 25% compared to the comparable period last year due to the inclusion of the acquisitions consummated during 2002. On July 15, 2002, we acquired ADEV Electronic SA located in Rosieres, France, and its closely affiliated distributor, E.K. Eminent in Gothenburg, Sweden, and on July 29, 2002, we acquired F&R Foerster Rothmann GmbH located in Neuenburg am Rhein, Germany. These European acquisitions contributed $8,728,000 of revenue during the quarter. The euro has appreciated approximately 24% versus the quarter ended March 31, 2002, and had a positive impact on sales of $7,655,000, and on earnings of $.02 per share in the quarter ended March 31, 2003. Excluding the effect of acquisitions and the appreciation of the euro, sales into our European market increased 3% in the quarter, as compared to the first quarter of last year, primarily attributable to increased sales to our OEM customers. Sales into the Chinese market increased $2,000,000 for the quarter ended March 31, 2003, compared to the comparable period last year, due to the establishment of our joint venture in March 2002 with the Cheng Guan Metal Hose Factory."

      During the quarter ended March 31, 2003, an offer was made for $13 million ($11 million from us and $2 million from Tyco), plus payment of Relator's attorney's fees, to settle the claims of the three cities (Santa Monica, San Francisco and East Bay Municipal Water District) in the James Jones litigation chosen by the Relator as having the strongest claims. This offer included the Relator's statutory share. The three cities have indicated through their attorney that the $13 million is acceptable to them, but the Relator's attorney's fee issue has not been resolved. The offer is subject to a written Memorandum of Understanding between the Relator and the defendants, a written Sharing Agreement for the defendants and an approval by the California Superior Court. It is possible that the written settlement agreements or the court approval may not be obtained. As a result of this offer, the Company recorded an after tax charge of $2,326,000, or ($0.09) per common share on a diluted basis, in the quarter ended March 31, 2003. This charge is reported as a loss from discontinued operations.

      To supplement our unaudited consolidated financial statements presented on a GAAP basis, we sometimes use non-GAAP measures of net income, net income per share, income from continuing operations or income from continuing operations per share that we believe are appropriate to enhance an overall understanding of our historical financial performance and future prospects. The non-GAAP results, which are adjusted to exclude certain costs, expenses, gains and losses from the comparable GAAP measures, are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the primary indicators management uses as a basis for evaluating our financial performance as well as for forecasting of future periods. For these reasons, management believes these non-GAAP measures can be useful to investors, potential investors and others. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or income per share prepared in accordance with GAAP.

      This Press Release may include statements which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Watts Industries' current views about future results of operations and other forward-looking information. You should not rely on forward-looking statements because Watts' actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the following: loss of market share through competition, introduction of competing products by other companies, pressure on prices from competitors, suppliers, and/or customers, failure or delay in developing new products, lack of acceptance of new products, failure to manufacture products that meet required performance and safety standards, foreign exchange fluctuations, cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products, reductions in the supply of raw materials, increases in the prices of raw materials, economic factors, such as the levels of housing starts and remodeling, impacting the markets where the Company's products are sold, manufactured, or marketed, environmental compliance costs, product liability risks, the results and timing of the Company's manufacturing restructuring plan, changes in the status of current litigation, including the James Jones case, and other risks and uncertainties discussed under the heading "Certain Factors Affecting Future Results" in Watts' Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission. Watts does not intend to and undertakes no duty to update the information contained in this Press Release.

      Watts Industries, Inc. designs, manufactures and sells an extensive line of valves and other products to the water quality and water regulation and control markets.

                   CONDENSED CONSOLIDATED FINANCIAL STATEMENT
                     WATTS INDUSTRIES, INC. AND SUBSIDIARIES
                                   (UNAUDITED)

                                                       First Quarter Ended
                                                            March 31,
                                                      2003               2002
                                                 ------------       ------------
STATEMENTS OF INCOME
--------------------

Net Sales ...................................    $165,692,000       $143,320,000

Income from continuing operations ...........    $  8,936,000       $  8,056,000
Loss from discontinued operations ...........      (2,326,000)                --
                                                 ------------       ------------
Net income ..................................    $  6,610,000       $  8,056,000
                                                 ============       ============


DILUTED EARNINGS PER SHARE
--------------------------

Weighted Average Number of
Common Shares & Equivalents .................      27,264,259         26,943,029

Earnings per Share:
  Continuing operations .....................    $       0.33       $       0.30
  Discontinued operations ...................           (0.09)                --
                                                 ------------       ------------
  Net income ................................    $       0.24       $       0.30
                                                 ============       ============

Cash dividends per share ....................    $       0.06       $       0.06

                     WATTS INDUSTRIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (Thousands, except share amounts)

                                                                                  (Unaudited)
                                                                                   March 31,   December 31,
                                                                                      2003         2002
                                                                                  -----------  ------------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents ....................................................   $  15,675    $  10,973
  Trade accounts receivable, less allowance for doubtful accounts of
     $7,359 at March 31, 2003 and $7,322 at December 31, 2002 ..................     135,426      123,504
  Inventories:
     Raw materials .............................................................      43,513       40,591
     Work in process ...........................................................      19,244       17,289
     Finished goods ............................................................      80,415       75,535
                                                                                   ---------    ---------
        Total Inventories ......................................................     143,172      133,415
  Prepaid expenses and other assets ............................................      13,573       10,732
  Deferred income taxes ........................................................      22,686       21,927
  Net assets held for sale .....................................................       2,517        2,464
                                                                                   ---------    ---------
     Total Current Assets ......................................................     333,049      303,015
                                                                                   ---------    ---------
PROPERTY, PLANT AND EQUIPMENT:
  Property, plant and equipment, at cost .......................................     256,295      248,933
  Accumulated depreciation .....................................................    (121,009)    (114,557)
                                                                                   ---------    ---------
     Property, plant and equipment, net ........................................     135,286      134,376
                                                                                   ---------    ---------
OTHER ASSETS:
  Goodwill .....................................................................     164,303      163,226
  Other ........................................................................      34,336       33,895
                                                                                   ---------    ---------
TOTAL ASSETS ...................................................................   $ 666,974    $ 634,512
                                                                                   =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable .............................................................   $  63,507    $  64,704
  Accrued expenses and other liabilities .......................................      72,750       69,202
  Accrued compensation and benefits ............................................      12,659       15,514
  Current portion of long-term debt ............................................      87,086       82,211
                                                                                   ---------    ---------
     Total Current Liabilities .................................................     236,002      231,631
                                                                                   ---------    ---------
LONG-TERM DEBT, NET OF CURRENT PORTION .........................................      73,934       56,276
DEFERRED INCOME TAXES ..........................................................      21,288       20,792
OTHER NONCURRENT LIABILITIES ...................................................      20,181       19,743
MINORITY INTEREST ..............................................................      10,149       10,134

STOCKHOLDERS' EQUITY:
  Preferred Stock, $.10 par value; 5,000,000 shares authorized;
     no shares issued or outstanding ...........................................          --           --
  Class A Common Stock, $.10 par value; 80,000,000 shares authorized;
     1 vote per share; issued and outstanding: 18,960,804 shares at
     March 31, 2003 and 18,863,482 shares at December 31, 2002 .................       1,896        1,886
  Class B Common Stock, $.10 par value; 25,000,000 shares authorized;
     10 votes per share; issued and outstanding: 8,185,224 shares at
     March 31, 2003 and 8,185,224 shares at December 31, 2002 ..................         819          819
  Additional paid-in capital ...................................................      46,332       45,132
  Retained earnings ............................................................     264,855      259,893
  Accumulated other comprehensive income/(loss) ................................      (8,482)     (11,794)
                                                                                   ---------    ---------
     Total Stockholders' Equity ................................................     305,420      295,936
                                                                                   ---------    ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY......................................   $ 666,974    $ 634,512
                                                                                   =========    =========

                     WATTS INDUSTRIES, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                      (Thousands, except per share amounts)
                                   (Unaudited)

                                                           Three Months Ended
                                                        -----------------------
                                                        March 31,     March 31,
                                                          2003          2002
                                                        ---------     ---------
Net sales ..........................................    $ 165,692     $ 143,320
Cost of goods sold .................................      109,928        93,841
                                                        ---------     ---------
     GROSS PROFIT ..................................       55,764        49,479
Selling, general & administrative expenses .........       39,854        35,227
Restructuring ......................................           --            10
                                                        ---------     ---------
     OPERATING INCOME ..............................       15,910        14,242
                                                        ---------     ---------
Other (income) expense:
     Interest income ...............................         (115)          (86)
     Interest expense ..............................        2,084         1,830
     Other, net ....................................          (62)           75
     Minority interest .............................          (21)           35
                                                        ---------     ---------
                                                            1,886         1,854
                                                        ---------     ---------
      INCOME BEFORE INCOME TAXES ...................       14,024        12,388
Provision for income taxes .........................        5,088         4,332
                                                        ---------     ---------
     INCOME  FROM CONTINUING OPERATIONS ............        8,936         8,056
Loss from discontinued operations, net of taxes ....       (2,326)           --
                                                        ---------     ---------
     NET INCOME ....................................    $   6,610     $   8,056
                                                        =========     =========

BASIC EARNINGS PER SHARE
     Continuing Operations .........................    $     .33     $     .30
     Discontinued Operations .......................         (.09)           --
                                                        ---------     ---------
     NET INCOME ....................................    $     .24     $     .30
                                                        =========     =========
Weighted average number of shares ..................       27,065        26,532
                                                        =========     =========

DILUTED EARNINGS PER SHARE
     Continuing Operations .........................    $     .33     $     .30
     Discontinued Operations .......................         (.09)           --
                                                        ---------     ---------
     NET INCOME ....................................    $     .24     $     .30
                                                        =========     =========
Weighted average number of shares ..................       27,264        26,943
                                                        =========     =========

      Dividends per common share ...................    $     .06     $     .06
                                                        =========     =========

            RECONCILIATION OF ADJUSTED EARNINGS TO REPORTED EARNINGS
                     WATTS INDUSTRIES, INC. AND SUBSIDIARIES
                                   (UNAUDITED)

                                                         First Quarter Ended
                                                              March 31,
                                                        2003            2002
                                                     ----------      ----------

Net income .......................................   $6,610,000      $8,056,000
   Add back: loss from discontinued operations ...    2,326,000              --
                                                     ----------      ----------
Income from continuing operations ................    8,936,000       8,056,000
                                                     ----------      ----------
   Add back: cost of restructuring ...............      277,000         555,000
                                                     ----------      ----------
Adjusted income from continuing operations .......   $9,213,000      $8,611,000
                                                     ==========      ==========

Diluted earnings per share:
Net income .......................................   $     0.24      $     0.30
     Add back: discontinued operations ...........         0.09              --
                                                     ----------      ----------
Continuing operations ............................         0.33            0.30
                                                     ----------      ----------
     Add back: cost of restructuring .............         0.01            0.02
                                                     ----------      ----------
Adjusted income from continuing operations .......   $     0.34      $     0.32
                                                     ==========      ==========